UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 10, 2007

Date of Report (Date of earliest event reported)

Microsoft Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-14278	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 882-8080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 13, 2007, Microsoft Corporation (“Microsoft”) issued a press release announcing, among other things, the acquisition of aQuantive, Inc. (“aQuantive”). The press release is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On August 10, 2007, the merger of Arrow Acquisition Company, a wholly-owned subsidiary of Microsoft, with and into aQuantive (the “Merger”), was consummated in accordance with the Agreement and Plan of Merger, dated as of May 17, 2007, among aQuantive, Microsoft and Arrow Acquisition Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each share of aQuantive common stock, $.01 par value per share, outstanding immediately prior to the effective time of the Merger, was converted into the right to receive $66.50 in cash. Upon the closing of the Merger, aQuantive became a wholly-owned subsidiary of Microsoft.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2007

Microsoft Corporation

By:	/s/ Keith R. Dolliver
Name:	Keith R. Dolliver
Title:	Associate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 13, 2007.